Christopher J. Zinski
   Direct Dial: (312) 258-5548
                                                                EXHIBIT 5
                                                                ---------
                                      September 29, 1997

   Board of Directors
   CSB Financial Group, Inc.
   200 South Poplar Street
   Centralia, Illinois   62801

             Re: CSB Financial Group, Inc. -- Registration of 103,500 Shares of Common Stock, Par Value $0.01 Per Share, on Form S-8
                  -----------------------------------------------------
   Gentlemen:

             We have acted as special counsel to CSB Financial Group, Inc., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offer and sale by the Company of 103,500 shares of Common Stock of the Company, par value $0.01 per share (the "Shares"), pursuant to the CSB Financial Group, Inc. 1997 Nonqualified Stock Option Plan (the "Plan"), as more fully described in the Registration Statement.

             In this connection, we have examined such corporate records, certificates and other documents and have made such other factual and legal investigations as we have deemed necessary or appropriate for purposes of this opinion.

             Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance and payment therefor in the manner and upon the terms contemplated in the Registration Statement and the Plan, will be legally issued, fully paid and nonassessable.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      SCHIFF HARDIN & WAITE

                                      By: /s/ Christopher J. Zinski
                                          -------------------------------
                                           Christopher J. Zinski